Exhibit 1.1

EXECUTION COPY

DEALER MANAGER AGREEMENT

July 8, 2009

Morgan Stanley & Co. Incorporated

UBS Securities LLC

Citigroup Global Markets Inc.

Wells Fargo Securities, LLC

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

1. Exchange Offer. KeyCorp, an Ohio corporation (the “Company”), plans to make an offer to exchange up to $1,740,000,000 in aggregate liquidation preference of the outstanding 5.875% Trust Preferred Securities, 6.125% Trust Preferred Securities, 7.000% Enhanced Trust Preferred Securities, 6.750% Enhanced Trust Preferred Securities and 8.000% Enhanced Trust Preferred Securities (the “Old Securities”) of KeyCorp Capital V, KeyCorp Capital VI, KeyCorp Capital VIII, KeyCorp Capital IX, and KeyCorp Capital X, respectively, for an aggregate of up to 158,518,835 newly issued common shares, par value $1.00 per share (the “New Securities”), of the Company (such offer, as it may be amended and supplemented, the “Exchange Offer”). The Exchange Offer will be on the terms and subject to the conditions set forth in the Exchange Offer Material (as defined below).

2. Engagement as Dealer Managers. (a) The Company hereby engages Morgan Stanley & Co. Incorporated (as Sole Arranger and Lead Manager), UBS Securities LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC) as Dealer Managers (collectively, the “Dealer Managers”), in connection with the Exchange Offer. Each Dealer Manager agrees, in accordance with its customary practice, to perform in connection with the Exchange Offer those services that are customarily performed by investment banking concerns in connection with similar exchange offers, including the solicitation of the tenders and exchanges contemplated pursuant to the Exchange Offer Material. The performance by each Dealer Manager of such services hereunder shall commence on the date of commencement of the Exchange Offer, which date shall be mutually agreed upon by the Company and the representative of the Dealer Managers (the “Commencement Date”). The Dealer Managers hereby appoint Morgan Stanley & Co. Incorporated as their representative (the “Representative”) in connection with this Exchange Offer.

(b) The Company acknowledges that the Dealer Managers have been engaged to act in connection with the Exchange Offer and, in such capacity, shall act as independent contractors, not as agents, with duties owed solely to the Company. In connection with the solicitation of tenders of Old Securities, no broker, dealer, commercial bank, trust company or other nominee is to be deemed to be acting as agent or as agent of the Company, and no Dealer

Manager shall be deemed to be an agent of the Company, any broker, dealer, commercial bank, trust company or other nominee or any other person. The Company expressly acknowledges that all opinions and advice (written or oral) given by the Dealer Managers to the Company in connection with their engagement are intended solely for the benefit and use of the Company (including its management, directors and attorneys) in considering the transactions to which such opinions or advice relate.

3. The Exchange Offer Material. (a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-4 (File No. 333–159490), including a prospectus, relating to the New Securities. The registration statement as amended at the time it was declared effective under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement.” The prospectus included in the Registration Statement at the time it was declared effective is hereinafter referred to as the “Prospectus.”

(b) The Registration Statement and the Prospectus, the accompanying Letter of Transmittal (as the same may be amended, the “Letter of Transmittal”) and any other documents, materials or filings relating to the Exchange Offer to be used or made by the Company in connection with the Exchange Offer, including, but not limited to, any materials hereafter incorporated by reference therein, to be distributed to holders of Old Securities, and in each case as amended or supplemented from time to time, are referred to herein collectively as the “Exchange Offer Material.”

(c) The Company agrees to furnish the Dealer Managers, at its own expense, with as many copies as the Dealer Managers through their Representative may reasonably request of the Exchange Offer Material and any amendments or supplements thereto. The Company agrees that, at a reasonable time prior to using or filing any Exchange Offer Material, the Company will furnish to the Dealer Managers a reasonable number of copies of such material and will give reasonable consideration to the Dealer Managers’ and their counsel’s comments, if any, thereon.

(d) Prior to and during the period of the Exchange Offer, the Company shall inform the Dealer Managers through their Representative promptly after it receives notice or becomes aware of the happening of any event, or the discovery of any fact, that would require the making of any change in any Exchange Offer Material then being used or would affect the truth or completeness of any representation or warranty contained in this Agreement if such representation or warranty were being made immediately after the happening of such event or the discovery of such fact.

(e) Each Dealer Manager hereby agrees that, without the prior consent of the Company (which consent the Company agrees will not be unreasonably withheld), such Dealer Manager will not hereafter publicly disseminate any written materials to holders of Old Securities for or in connection with the solicitation of tenders of Old Securities pursuant to the Exchange Offer, other than the Exchange Offer Material.

4. Withdrawal. In the event that:

(a) the Company uses, permits the use of or files with the Commission or any Other Agency (as defined below) the Exchange Offer Material or any amendment or supplement thereto and such document (i) has not been submitted to the Dealer Managers previously for their and their counsel’s comments or (ii) has been so submitted, and the Dealer Managers or their counsel have made comments that have not been reflected in a manner reasonably satisfactory to the Dealer Managers and their counsel;

(b) the Company shall have breached, in any material respect, any of its representations, warranties, agreements or covenants herein;

(c) the Exchange Offer is terminated or withdrawn for any reason or any stop order, restraining order, injunction or denial of an application for approval has been issued and not thereafter stayed or vacated with respect to, or any proceeding, litigation or investigation has been initiated that is reasonably likely to have a material adverse effect on the Company’s ability to carry out the Exchange Offer, the exchange of Old Securities pursuant thereto or the performance of this Agreement; or

(d) the Dealer Managers have not received (i) on the Commencement Date and on the date on which the Exchange Offer expires (the “Expiration Date”), the opinions of counsel described in Sections 9(a), (b) and (e) hereof, (ii) on the Commencement Date and on the Expiration Date, the accountant’s “comfort letters” described in Section 9(c) hereof and (iii) on the Expiration Date, a certificate of an executive officer of the Company as described in Section 9(d) hereof, then each Dealer Manager shall be entitled to withdraw as Dealer Manager in connection with the Exchange Offer without any liability or penalty to it or any other Indemnified Person (as defined in Section 11 below) and without loss of any right to indemnification or contribution provided in Section 11 or right to the payment of all fees and expenses payable pursuant to Section 6 that have accrued to the date of such withdrawal, which expenses shall be paid promptly after the date of such withdrawal.

5. Fees. The Company and the Dealer Managers agree that the compensation and fees payable for the Dealer Managers’ services as Dealer Managers hereunder will be equal to one percent (1.00%) of the aggregate liquidation preference of the Old Securities tendered and exchanged pursuant to such Exchange Offer. Of the aggregate compensation and fees payable, the Company shall pay 50% to Morgan Stanley & Co. Incorporated, 27.5% to UBS Securities LLC, 11.25% to Citigroup Global Markets Inc. and 11.25% to Wells Fargo Securities, LLC. Such compensation and fees will be paid to each Dealer Manager by the Company in immediately available funds upon expiration of the Exchange Offer.

6. Expenses. In addition to the compensation for services of each Dealer Manager under Section 5 above, the Company shall (a) reimburse brokers and dealers (including the Dealer Managers), commercial banks, trust companies and other nominees for their customary mailing and handling expenses incurred in forwarding the Exchange Offer Material to their customers, (b) pay all fees and expenses relating to the preparation, filing, printing, mailing and publishing of the Exchange Offer Material and any other material prepared in connection with the Exchange Offer, all advertising expenses relating to the Exchange Offer, the fees and expenses of the Exchange Agent, the Information Agent (each as defined in Section 7 below) and the trustee or trustees and all other fees and expenses incurred by the Company (including soliciting dealer fees as contemplated in the Exchange Offer Material) or any of its affiliates in connection with the Exchange Offer, (c) to pay all expenses incident to the preparation, issuance and delivery of the New Securities, the qualification of the New Securities under state securities or “blue sky” laws in accordance with the provisions of Section 10(g), including the reasonable fees and disbursements of counsel for the Dealer Managers, (d) all costs and expenses incident to listing the New Securities on the New York Stock Exchange, (e) reimburse each Dealer Manager for all reasonable out-of-pocket expenses incurred by it in connection with the respective services of the Dealer Managers including, but not limited to, the reasonable legal fees and disbursements of legal counsel for the Dealer Managers incurred in connection with the Exchange Offer and the preparation of this Agreement (which fees and expenses will be paid directly to such counsel), (f) the document production charges and expenses associated with printing this Agreement and (g) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. All payments to be made pursuant to this Section 6 shall be made promptly after the expiration or termination of the Exchange Offer (or when required pursuant to Section 4). The Company shall perform its obligations as set forth in this Section 6 whether or not the Exchange Offer is commenced or any Old Securities are tendered for exchange pursuant to the Exchange Offer.

7. Securities Lists; Exchange Agent; Information Agent. (a) The Company shall provide to the Dealer Managers or cause the trustee or trustees under the respective amended and restated trust agreements pursuant to which Old Securities were issued (the “Trust Agreements”) and The Depository Trust Company (“DTC”) to provide to the Dealer Managers copies of the records or other lists showing the names and addresses of, and principal amounts of Old Securities held by the holders of Old Securities as of a recent date and shall, from and after such date, use its best efforts to cause the Dealer Managers to be advised from day to day during the pendency of the Exchange Offer of all transfers of Old Securities, such notification consisting of the name and address of the transferor and transferee of any Old Securities and the date of such transfer.

(b) The Company has appointed and authorizes the Dealer Managers to communicate with Computershare Trust Company, N.A., in its capacity as exchange agent (the “Exchange Agent”), in connection with the Exchange Offer. The Company will instruct the Exchange Agent to advise the Dealer Managers at least daily as to such matters relating to the Exchange Offer as the Dealer Managers may reasonably request and to furnish the Dealer Managers with any written reports concerning any such information as they may reasonably request.

(c) The Company will arrange for D.F. King & Co., Inc. to serve as information agent (the “Information Agent”) in connection with the Exchange Offer and, as such, to advise the Dealer Managers as to such matters relating to the Exchange Offer as they may reasonably request and to furnish the Dealer Managers with any written reports concerning any such information as they may reasonably request.

8. Representations and Warranties and Certain Agreements. The Company represents and warrants to each Dealer Manager, and agrees with each Dealer Manager, as follows:

(a) (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Ohio, is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing or property or the conduct of business, except where any failure to so qualify or to be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole or the consummation of any of the transactions contemplated by the Prospectus (a “Material Adverse Effect”); (ii) the common shares of the Company outstanding prior to the issuance of the New Securities have been duly authorized and validly issued, and are fully paid and non-assessable; (iii) KeyBank National Association, the Company’s national bank subsidiary, is a duly organized and validly existing national banking association under the laws of the United States, continues to hold a valid certificate to do business as such and has full power and authority to conduct its business as such as described in the Prospectus; (iv) each of the Company’s other “significant subsidiaries”, as defined in Regulation S-X (each a “Significant Subsidiary”), is duly organized and validly existing under the laws of the jurisdiction of its organization with corporate power and authority under such laws to conduct its business as described in the Prospectus and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that any failure to be so qualified or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and (v) all of the outstanding shares of capital stock of KeyBank National Association and each such Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable (except, with respect to any subsidiary that is a national bank, as provided by Section 55 of Title 12 of the United States Code).

(b) The Company has all corporate power and authority necessary to execute and deliver this Agreement and to perform its obligations hereunder and under the Exchange Offer and to consummate the Exchange Offer in accordance with its terms; the execution, delivery and performance by the Company of this Agreement, the issuance of the New Securities, the compliance by the Company with all of the provisions of this Agreement, the consummation of the Exchange Offer and the consummation by the Company of the other transactions contemplated by the Exchange Offer Material will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject except for any such conflicts, breaches, violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect, nor will such action result in any violation of the provisions of the articles of incorporation or code of regulations of the Company or the charter or by-laws of any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue of the New Securities or the consummation by the Company of the other transactions contemplated by the Exchange Offer Material, except such as have been or will have been obtained under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “blue sky” laws in connection with the issuance by the Company of the Shares.

(c) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Prospectus present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Financial Data” in the Prospectus and incorporated by reference therein fairly present, on the basis stated in the Prospectus, the information included therein.

(d) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and authorized and validly issued and are fully paid and non-assessable.

(e) The Exchange Offer and all other actions by the Company contemplated in the Exchange Offer Material and this Agreement have been duly and validly authorized by all necessary corporate action by the Company and no other corporate proceedings by the Company are necessary to authorize any such actions.

(f) This Agreement has been duly and validly authorized, executed and delivered by the Company and no other corporate proceedings by the Company are necessary to authorize any such actions; and this Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that rights to indemnification and contribution hereunder may be limited by applicable Federal or state securities laws.

(g) The New Securities have been duly authorized and, when issued and delivered on the applicable settlement date as provided in the Exchange Offer Material, will be validly issued and fully paid and non-assessable, and the issuance of such New Securities will not be subject to any preemptive or similar rights.

(h) The New Securities conform in all material respects to the description thereof in the Prospectus.

(i) The Company will accept Old Securities in exchange for New Securities in accordance with and subject to the terms and conditions of the Exchange Offer, including the Company’s rights to waive any condition of or to amend or terminate the Exchange Offer at any time in its sole and absolute discretion.

(j) A complete and correct copy of the Exchange Offer Material has been furnished to the Dealer Managers or will be furnished to the Dealer Managers no later than the Commencement Date. The Registration Statement and the Prospectus, as amended and supplemented from time to time, comply in all material respects with the provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in each case, the rules and regulations promulgated by the Commission thereunder.

(k) Each part of the Registration Statement, when such part became effective or becomes effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and the other Exchange Offer Material (other than the Registration Statement) do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made with respect to statements or omissions in the Registration Statement or the Prospectus based upon information relating to the Dealer Managers furnished to the Company in writing by the Dealer Managers through their Representative expressly for use therein. The Company does not have any knowledge of any material fact or information concerning the Company or any of its subsidiaries, or the operations, assets, condition, financial or otherwise, or prospects of the Company or any of its subsidiaries, that under applicable law is required to be disclosed in the Exchange Offer Material that has not been so disclosed in the Exchange Offer Material.

(l) The Registration Statement has been filed with the Commission on the date of this Agreement and has become effective, and no stop order suspending the effectiveness of the Registration Statement is in effect; and no restraining order, injunction or denial of an application for approval has been issued, and no proceedings, litigation or investigations have been initiated or, to the best of the Company’s knowledge, threatened, by or before the Commission or any Other Agency (including any court) of the United States or the State of New York with respect to the commencement or consummation of the Exchange Offer or the execution, delivery or performance of this Agreement or the delivery of the New Securities, or to which the Company or any of its subsidiaries is a party or subject or to which any of the properties of the Company or any of its subsidiaries is subject, that are required to be disclosed in the Registration Statement or the Prospectus, other than proceedings accurately described in the Registration Statement or Prospectus.

(m) The Exchange Offer, the exchange of Old Securities for New Securities pursuant to the Exchange Offer and the execution, delivery and performance of, and the consummation by the Company of the transactions contemplated in, this Agreement and the Exchange Offer Material, as applicable, comply and will comply in all material respects with all applicable requirements of the Securities Act, the Exchange Act, applicable state securities or

“blue sky” laws and other applicable laws, and all applicable rules and regulations of the Commission (including, but not limited to, Sections 10 and 14 of the Exchange Act and Rules 10b-5, 14e-1, 14e-2 and 14e-3 thereunder) or any other Federal or other governmental agency, authority or instrumentality (each, an “Other Agency”). The commencement and consummation by the Company of the Exchange Offer, the issuance of the New Securities and the other transactions by the Company contemplated in the Exchange Offer Material and this Agreement do not and will not require any material consent, authorization, approval, order, exemption or other action of, or filing with or notification to, the Commission or any Other Agency, other than the filing of the Registration Statement.

(n) The Company is not, nor will be as a result of the consummation of the Exchange Offer, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(o) Any document filed with the Commission and incorporated by reference in the Exchange Offer Material or from which information is so incorporated by reference, subsequent to the date of this Agreement and prior to or on the Expiration Date, when so filed or becoming effective, as the case may be, shall comply in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations thereunder.

(p) The accountants who have certified or shall certify the financial statements of the Company included, to be included or incorporated by reference in the Prospectus are independent public accountants as required by the Exchange Act.

(q) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), or in the earnings, business or properties of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

(r) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(s) On or prior to the Commencement Date, the Company will have made appropriate arrangements, to the extent applicable, with DTC to allow for the book-entry movement of Old Securities tendered for exchange between depository participants and the Exchange Agent.

(t) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

(u) Neither the Company nor any subsidiary is in violation or default of (i) any provision of its articles or regulations, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except in the case of (ii) and (iii), where any such violations or defaults would not, individually or in the aggregate, have a Material Adverse Effect.

(v) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the New Securities registered pursuant to the Registration Statement, except as described in or contemplated by the Prospectus.

(w) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Registration Statement and the Prospectus.

(x) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(y) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(z) There is and has been no failure on the part of the Company and to the best of its knowledge any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(aa) Except as otherwise disclosed by the Company in its reports filed under the Exchange Act, the Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that are currently being contested in good faith or as would not, individually or in the aggregate, result in a Material Adverse Effect.

(bb) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(cc) To the best knowledge of the Company, the operations of the Company and its subsidiaries are currently in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(dd) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary or, to the best knowledge of the Company, any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ee) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in the Registration Statement and the Prospectus.

(ff) Each of the representations and warranties set forth in this Agreement will be true and correct on and as of the Commencement Date, as of the date of any publication, filing and/or distribution of the Exchange Offer Material and on and as of the Expiration Date.

9. Opinions of Counsel; Officers Certificates. (a) On each of the Commencement Date and the Expiration Date, the Company will deliver to the Dealer Managers an opinion of Squire, Sanders & Dempsey, L.L.P., counsel to the Company, substantially in the form set forth in Exhibit A-1 attached hereto.

(b) On each of the Commencement Date and the Expiration Date, the Company will deliver to the Dealer Managers an opinion of Daniel R. Stolzer, Esq., Vice President and Deputy General Counsel of the Company, substantially in the form set forth in Exhibit A-2 attached hereto.

(c) On each of the Commencement Date and the Expiration Date, the Company will deliver to the Dealer Managers a letter dated the Commencement Date or the Expiration Date, as the case may be, in form and substance satisfactory to the Dealer Managers and their counsel, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to the financial statements and certain financial information, including pro forma financial information, contained or incorporated by reference, including, without limitation, in the Updating Reports, in the Registration Statement and the Prospectus.

(d) On the Expiration Date, the Company will deliver to the Dealer Managers a certificate of an executive officer of the Company, dated as of such date, to the effect that all the representations and warranties of the Company contained herein are true and correct as though expressly made at such time and that the Company has performed in all material respects all obligations hereunder theretofore required to be performed.

(e) On each of the Commencement Date and the Expiration Date, the Dealer Managers shall have received an opinion of Sullivan & Cromwell LLP, counsel to the Dealer Managers, substantially in the form set forth in Exhibit B attached hereto.

10. Covenants. The Company agrees:

(a) to advise the Dealer Managers promptly of (i) the occurrence of any event that could cause the Company to withdraw or terminate the Exchange Offer and (ii) any proposal or requirement to amend or supplement any Exchange Offer Material;

(b) to notify the Dealer Managers, promptly after the Company receives notice thereof (and, if in writing, to furnish the Dealer Managers a copy thereof), (i) of the time when any amendment to the Registration Statement has been filed or becomes effective, or any amendment or supplement to the Prospectus or any amended or additional Exchange Offer Material shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Exchange Offer, (iii) of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Prospectus or any of the Exchange Offer Material, (iv) of the suspension of the qualification of the New Securities for offering or sale in connection with the Exchange Offer in any jurisdiction, (v) of any request by the Commission to amend or supplement the Registration Statement, the Prospectus or the other Exchange Offer Material or for additional information or (vi) of the institution or threatening of any proceedings for any such purpose to which the Company has notice or of any litigation or other administrative proceeding with respect to the Exchange Offer;

(c) to provide to the Dealer Managers promptly any other information relating to the Exchange Offer that the Dealer Managers may from time to time reasonably request, and to advise the Dealer Managers promptly if any information previously provided becomes inaccurate in any material respect or is required to be updated;

(d) to comply in all material respects with the provisions of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated by the Commission thereunder, in connection with the Exchange Offer Material, the Exchange Offer and the transactions contemplated hereby and thereby;

(e) if, during such period after the Commencement Date as, in the opinion of counsel for the Dealer Managers, the Prospectus is required by law to be delivered in connection with exchanges of Old Securities for New Securities, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a holder of Old Securities, not misleading, or if, in the opinion of counsel for the Dealer Managers, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Dealer Managers and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a holder of Old Securities, be misleading or so that the Prospectus, as amended or supplemented, will comply with law;

(f) to use all commercially reasonable efforts to cause any post-effective amendments to the Registration Statement to promptly become effective; and the Company will prepare and file, as required, any and all necessary amendments and supplements to any of the Exchange Offer Material and, if required by the Securities Act or the Exchange Act, will use all commercially reasonable efforts to cause such Exchange Offer Material to promptly become effective;

(g) to endeavor to qualify the New Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Dealer Managers shall reasonably request; and

(h) during the period beginning on the Commencement Date and continuing to and including the Expiration Date, not to, without the consent of the Representative, offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any New Securities or securities convertible into or exchangeable or exercisable for the New Securities or warrants or other rights to purchase the New Securities or any other securities of the Company substantially similar to the New Securities, except for (i) any New Securities issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and disclosed in the Prospectus, (ii) any New Securities issued or options to purchase New Securities granted pursuant to existing employee benefit plans of the Company, (iii) any New Securities issued pursuant to any non-employee director stock plan, dividend reinvestment plan or stock purchase plan of the Company, or (iv) in accordance with the Equity Distribution Agreement, dated May 11, 2009, between the Company and Morgan Stanley & Co. Incorporated, provided, however, that the Company shall not be permitted to issue New Securities under this clause (iv) during the five trading day period ending on the Expiration Date.

(i) To use its best efforts to cause the New Securities to have been approved for listing on the NYSE, as of the settlement date, subject only to notice of issuance at or prior to the time of issuance.

(j) To file or cause to be filed with the SEC, on or prior to July 24, 2009, one or more Current Reports on Form 8-K (the “Updating Reports”) containing the Company’s “earnings release” for the second fiscal quarter of 2009 in customary form, including with respect to the Company’s results of operations for the six-month period ended June 30, 2009 and its financial condition as of June 30, 2009 as well as pro forma financial information comparable to the information included in the Registration Statement and the Prospectus at the date hereof but presented as of and for the six-month period ended June 30, 2009; to incorporate by reference such financial statements and pro forma financial information in the Registration Statement and the Prospectus; and, in the event of a breach on the part of the Company of the foregoing covenant under this Section 10(j), to amend the terms of the Exchange Offer to ensure that commencement of the scheduled Pricing Period (as such term is defined in the Prospectus) and the expiration and settlement of the Exchange Offer shall be postponed by the same number of business days beyond July 24, 2009 by which the filing of the Company’s “earnings release” is delayed.

(k) The Company shall not consummate the Exchange Offer without the prior written consent of the Representative until it has complied with its obligations pursuant to Section 10(j) and its obligations to deliver the certificates, opinions and auditor’s letters set forth in Section 9. Notwithstanding any other provision of this Agreement to the contrary, the parties agree that irreparable damage would occur in the event that the provisions of this Section 10(k) were not performed in accordance with their specific terms. It is accordingly agreed that the Representative shall be entitled to seek specific performance of the terms of this Section 10(k), this being in addition to any other remedies to which the Dealer Managers are entitled at law or equity.

11. Indemnification and Contribution; Settlement of Litigation; Release. (a) The Company hereby agrees to indemnify, defend and hold harmless each Dealer Manager, its affiliates, within the meaning of Rule 405 under the Securities Act, and their respective officers, directors, employees and agents and each person, if any, who is controlled by or controls any Dealer Manager within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Person”) from and against any losses, claims, damages, liabilities and expenses whatsoever (each a “Loss” and collectively the “Losses”), and will reimburse each Indemnified Person for all expenses reasonably incurred (including fees and expenses of counsel) as they are incurred in connection with investigating, preparing, pursuing or defending any Loss, action, claim, suit, investigation or proceeding (whether or not pending or threatened and whether or not any Indemnified Person (as defined below) is a party), in each case related to, arising out of or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Dealer Managers furnished to the Company in writing by any Dealer Manager through the Representative expressly for use therein, (ii) the Exchange Offer, (iii) the exchange of Old Securities for New Securities pursuant to the Exchange Offer, (iv) all other actions contemplated in the Exchange Offer Material with respect to the Exchange Offer, (v) any breach by the Company of any representation or warranty or failure to comply with any of the covenants and the agreements contained herein or (vi) any withdrawal or termination by the Company of, or failure by the Company to commence or consummate, the Exchange Offer. In addition, the Company hereby agrees to indemnify, defend and hold harmless each Indemnified Person from and against any Losses (or expenses relating thereto) related to, arising out of or in connection with any advice or services rendered or to be rendered by the Dealer Managers pursuant to or in connection with this Agreement; provided, however, that the Company shall not be obligated to indemnify a Dealer Manager to the extent that such Losses (or expenses relating thereto) are finally judicially determined by a court of competent jurisdiction to have resulted solely from the gross negligence, bad faith or willful misconduct of such Dealer Manager. No Indemnified Person shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company or any other person for any act or omission on the part of any broker or dealer in securities or any commercial bank, trust company or other nominee and that no Indemnified Person shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company or any other person for any Losses arising from or in connection with any act or omission of any Dealer Manager in performing its obligations hereunder or otherwise in connection with the Exchange Offer, the purchase of Old Securities pursuant to the Exchange Offer or any other action contemplated in the Exchange Offer Material, except to the extent that any such Losses are finally judicially determined by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Dealer Manager.

(b) In case any proceeding (including any governmental investigation) shall be instituted involving any Indemnified Person in respect of which indemnity may be sought pursuant to this Section 11, such Indemnified Person shall notify the Company in writing promptly after any written assertion of such claim threatening to institute an action or proceeding with respect thereto and shall notify the Company promptly of any action commenced against such Indemnified Person within a reasonable time after such Indemnified Person shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Failure so to notify the Company shall not, however, relieve the Company from any liability which it may have on account of the indemnity under this Section 11 if it has not been prejudiced in any material respect by such failure. Upon request of the Indemnified Person, the Company shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Company shall not, in respect of the legal expenses of any Indemnified Person in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Persons and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative, in the case of parties indemnified pursuant to paragraph (a) above. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Indemnified Person from and against any loss or liability by reason of such settlement or judgment. The Company shall not, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

(c) To the extent the indemnification provided for in the foregoing paragraphs of this Section 11 is unavailable to an Indemnified Person or insufficient in respect of any Losses (and expenses relating thereto) referred to therein, then the Company, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such Losses (and expenses relating thereto) (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and to the Dealer Managers, on the other hand, of the Exchange Offer or (ii) if the allocation provided by the preceding clause (i) is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of the Company, on the one hand, and of the Dealer Managers, on the other hand, in connection with any matter that has resulted in such Losses, as well as any other relevant equitable considerations; provided, however, in no event shall the aggregate portion of the amount paid or payable by any Dealer Manager exceed the aggregate amount of fees actually received by such Dealer Manager under this Agreement. For the purposes of this Section 11, the relative benefits to the Company, on the one hand, and to the Dealer Managers, on the other hand, of the Exchange Offer shall be deemed to be in the same proportion as the total value received or contemplated to be received by the holders of Old Securities pursuant to the Exchange Offer, whether or not consummated, bears to the aggregate fees paid or to be paid to the Dealer Managers under this Agreement. The relative fault of the Company, on the one hand, and of the Dealer Managers, on the other hand, (x) in the case of any untrue statement of a material fact or omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether the untrue statement or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Dealer Managers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (y) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company or its affiliates or by the Dealer Managers, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action or omission. The respective obligations of each Dealer Manager to contribute pursuant to this Section 11 are several and not joint.

(d) The Company and each Dealer Manager agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (c) above. The amount paid or payable by an Indemnified Person as a result of the Losses referred to in this Section 11 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Agreement, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The remedies provided for in this Agreement are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity. The reimbursement, indemnity and contribution obligations of the Company provided for in this Agreement shall be in addition to any liability which the Company may otherwise have.

12. Full Force and Effect. The provisions of Sections 8, 11, 13, 19, 20 and 25 hereof shall apply to the Exchange Offer Material and any modification thereof and shall remain operative and in full force and effect regardless of (i) any failure to commence, or the withdrawal, termination, expiration or consummation of, the Exchange Offer or the termination or assignment of this Agreement, (ii) any investigation made by or on behalf of any Indemnified Person, (iii) any withdrawal by the Dealer Managers pursuant to Section 4 or otherwise and (iv) the completion of the services of the Dealer Managers hereunder.

13. Confidentiality. Any advice or opinions provided by the Dealer Managers will not be disclosed or referred to publicly or to any third party (other than to attorneys and accountants of the Company who agree to keep such advice or opinions confidential) except in accordance with the prior written consent of each Dealer Manager or as may be required by applicable laws. The Company agrees that any reference to a Dealer Manager in the Exchange Offer Material, or in any other release or communication relating to the Exchange Offer, is subject to the prior written approval of such Dealer Manager.

14. Trading Activities. The Company acknowledges that each Dealer Manager is a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and financial advisory services. In the ordinary course of the trading and brokerage activities of the Dealer Managers, any Dealer Manager or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or the accounts of customers, in debt or equity securities of the Company or any other company that may be involved in the Exchange Offer.

15. Termination. This Agreement may be terminated upon the earlier of (a) the expiration, withdrawal or termination of the Exchange Offer, (b) the date of the Dealer Managers’ withdrawal pursuant to Section 4 of this Agreement or (c) the time and date at which this Agreement is terminated by the mutual consent of the parties hereto. Notwithstanding the termination of the Agreement pursuant to this Section 15, the right to compensation and reimbursement pursuant to the provisions of Sections 5 and 6 of this Agreement, accrued prior to the date of such termination, and the indemnity and the other provisions set forth in Sections 11 and 12 hereof will remain operative.

16. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the agreements contained herein is not affected in any manner adverse to any party.

17. Counterparts. This Agreement may be executed in one or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18. Binding Effect. This Agreement, including any right to indemnity or contribution hereunder, shall inure to the benefit of and be binding upon any successors, assigns, heirs and personal representatives of the Company, each Dealer Manager and the other Indemnified Persons, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

20. CONSENT TO JURISDICTION. THE COMPANY HEREBY (A) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY WITH RESPECT TO ANY ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, (B) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH ACTIONS OR PROCEEDINGS MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT, (C) WAIVES THE DEFENSE OF AN INCONVENIENT FORUM AND (D) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

21. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

22. Amendment. This Agreement may not be amended or waived except in writing signed by each party to be bound thereby.

23. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy, as follows:

(a)	If to the Dealer Managers:

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Telecopy No.: (212) 761-0366

Attention: Liability Management

UBS Securities LLC

299 Park Avenue

New York, New York 10171

Telecopy No.: (212) 821-3000

Attention: Syndicate Desk

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Telecopy No.: (212) 816-7912

Attention: General Counsel’s Office

Wells Fargo Securities, LLC

One Wachovia Center

301 South College Street, 6th Floor

Charlotte, North Carolina 28288

Telecopy No.: (704) 715-6810

Attention: Liability Management Group

with a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Telecopy No.: (212) 558-3588

Attention: Andrew R. Gladin

(b)	If to the Company:

KeyCorp

127 Public Square

Cleveland, Ohio 44114-1306

Telecopy No.: (216) 357-6515

Attention: Daniel R. Stolzer and Molly Z. Brown

with a copy to:

Squire, Sanders & Dempsey L.L.P.

127 Public Square

Cleveland, Ohio 44114

Telecopy No.: (216) 479-8780

Attention: Daniel G. Berick and James J. Barresi

or, in each case, at such other address as may be specified in writing to the other parties hereto.

All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by person delivery on the day after such delivery, (x) if by certified or registered mail, on the seventh business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, (z) if by telecopy, on the next day following the day on which such telecopy was sent, provided that a copy is also sent by certified or registered mail.

24. Subheadings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

25. WAIVER OF JURY TRIAL. THE DEALER MANAGERS, ON THE ONE HAND, AND THE COMPANY (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY LAW, ON BEHALF OF ITS STOCKHOLDERS), ON THE OTHER HAND, WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT OR PROCEEDING WITH RESPECT TO THE ENGAGEMENT OF THE DEALER MANAGERS OR THEIR RESPECTIVE ROLES IN CONNECTION HEREWITH.

[Rest of Page Intentionally Left Blank]

Please indicate your willingness to act as Dealer Managers on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this Agreement, whereupon this Agreement and your acceptance shall constitute a binding agreement between us.

Very truly yours,

KEYCORP

By:	/s/ Daniel R. Stolzer
Name:	Daniel R. Stolzer
Title:	Vice President and Deputy General Counsel

Accepted and agreed as of the

date first above written:

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Yurij Slyz
Name:	Yurij Slyz
Title:	Vice President

UBS SECURITIES LLC

By:	/s/ Scott Yeager
Name:	Scott Yeager
Title:	Managing Director UBS Securities LLC

By:	/s/ Trevor Montano
Name:	Trevor Montano
Title:	Director UBS Securities LLC

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Kevin Mills
Name:	Kevin Mills
Title:	Authorized Signatory

WELLS FARGO SECURITIES, LLC (FORMERLY WACHOVIA CAPITAL MARKETS, LLC)

By:	/s/ David A. Nass
Name:	David A. Nass
Title:	Managing Director

Exhibit A-1

Form of Opinion

(a) The Company is organized and is validly existing as a corporation in good standing under the laws of the State of Ohio, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus.

(b) The Exchange Offer and all other actions by the Company contemplated in the Exchange Offer Material and the Agreement have been duly and validly authorized by all necessary corporate action by the Company and no other corporate proceedings by the Company are necessary to authorize any such actions.

(c) The Agreement has been duly and validly authorized, executed and delivered by the Company and no other corporate proceedings by the Company are necessary to authorize any such actions; and the Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors’ rights generally and may be subject to general principles of equity (regardless of whether such enforceability is considered in equity or at law), and except that rights of indemnification and contribution thereunder may be limited by applicable Federal or state securities laws.

(d) The New Securities have been duly authorized and, when issued and delivered on the applicable settlement date as provided in this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such New Securities will not be subject to any preemptive or similar rights.

(e) The Exchange Offer Material, as amended and supplemented from time to time, complies in all material respects as to form with the provisions of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated by the Commission thereunder.

(f) The Exchange Offer, the exchange of Old Securities for New Securities pursuant to the Exchange Offer and the execution, delivery and performance of, and the consummation by the Company of the transactions contemplated in, the Agreement, comply in all material respects as to form with all applicable requirements of the Securities Act, the Exchange Act, applicable state securities or “blue sky” laws and other applicable laws, and all applicable rules and regulations of the Commission or any Other Agency (including, but not limited to, Sections 10 and 14 of the Exchange Act and Rules 10b-5, 14e-1, 14e-2 and 14e-3 thereunder).

(g) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and exchange of the New Securities or the consummation by the Company of the transactions contemplated by

A1-1

the Agreement, except such as have been obtained under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “blue sky” laws in connection with the issuance and exchange of the New Securities.

(h) The Exchange Offer, the exchange of Old Securities for New Securities pursuant to the Exchange Offer, the New Securities and all other actions by the Company contemplated in the Exchange Offer Material, and the execution, delivery and performance of, and the consummation by the Company of the transactions contemplated in, the Agreement, do not and will not (i) contravene any applicable law or any provision of the articles of incorporation, regulations or other organizational documents of the Company or any of its subsidiaries or (ii) to the knowledge of such counsel, conflict with or violate any order, judgment or decree applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound.

(i) The Company is not, nor will be as a result of the consummation of the Exchange Offer, required to register as an “investment company” as such term is defined in the 1940 Act, and the rules and regulations promulgated by the Commission thereunder, or controlled by an entity required to be registered under the 1940 Act as an “investment company.”

(j) Any document filed with the Commission and incorporated by reference in the Exchange Offer Material or from which information is so incorporated by reference, when it was so filed or became effective, as the case may be, complied in all material respects as to form with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations promulgated thereunder.

(k) The Registration Statement has become effective and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement is in effect.

(l) To the knowledge of such counsel, no restraining order, injunction or denial of an application for approval has been issued, and no proceedings, litigation or investigations have been initiated or threatened, by or before the Commission or any Other Agency (including any court) of the United States or the State of New York with respect to the commencement or consummation of the Exchange Offer or the execution, delivery or performance of this Agreement or the delivery of the New Securities, or to which the Company or any of its subsidiaries is a party or subject or to which any of the properties of the Company or any of its subsidiaries is subject, that are required to be disclosed in the Registration Statement or the Prospectus.

(m) The statements relating to legal matters, documents or proceedings included in the Prospectus under the captions “Description of Capital Stock” and “Certain ERISA Considerations,” in each case fairly summarize in all material respects such matters, documents or proceedings.

A1-2

(n) The statements in the Prospectus under the heading “Material U.S. Federal Income Tax Consequences,” insofar as such statements constitute statements or summaries of matters of United States federal tax consequences to certain holders of Old Securities, provide a fair and accurate summary of such consequences under current law in all material respects.

Such counsel shall also advise the Dealer Managers nothing has come to the attention of such counsel that causes such counsel to believe that (A) the Registration Statement or the Prospectus (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any belief) do not comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) the Registration Statement or the Prospectus (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (C) the Prospectus (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any belief) contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

A1-3

Exhibit A-2

(i) The Exchange Offer, the exchange of Old Securities for New Securities pursuant to the Exchange Offer, the New Securities and all other actions by the Company contemplated in the Exchange Offer Material, and the execution, delivery and performance of, and the consummation by the Company of the transactions contemplated in, the Agreement, do not and will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for any such conflicts, breaches, violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect (as such term is defined in the Dealer Manager Agreement).

(ii) There is no pending or, to the knowledge of such counsel, threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property, of a character required to be disclosed in the Registration Statement or the Prospectus which is not adequately disclosed, and there is no statute, regulation, franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

A2-1

Exhibit B

Form of Opinion1

The New Securities have been duly and validly authorized and, when issued and delivered on the settlement date as provided in this Agreement, will be duly and validly issued, fully paid and non-assessable, and the issuance of such New Securities will not be subject to any preemptive or similar rights.

Such counsel shall also advise the Dealer Managers nothing has come to the attention of such counsel that causes such counsel to believe that (A) the Registration Statement or the Prospectus (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any belief) do not comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) the Registration Statement or the Prospectus (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (C) the Prospectus (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any belief) contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

[1]	Sullivan & Cromwell LLP may rely on the opinion of Squire, Sander & Dempsey with respect to all issues of Ohio law.

B-1